Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 2004 relating to the financial statements of LSB Bancshares, Inc. which appears in the LSB Bancshares, Inc. Annual Report for the year ended December 31, 2003.

Very truly yours,

/s/ Turlington and Company, L.L.P.

Turlington and Company, L.L.P.
Lexington, North Carolina
August 19, 2004